ASSET FOR COMMON STOCK EXCHANGE AGREEMENT

ASSET FOR COMMON STOCK EXCHANGE AGREEMENT is made as of this 16th day of August 1999 by and between TIDE LINES, LLC ("TL"), a Nevada Limited Liability Company and GO CALL INC, a Delaware Corporation ("GOCA).

THE PARTIES AGREE AS FOLLOWS:

1       The Exchange

1.1 Subject to the terms and conditions of this Agreement, TL agrees at the closing to issue nine hundred thousand (900,000) shares of Common Stock, par value $,001 per share (the "Stock') for all of the Assets of the BANNER AD division of GOCA (BANNER). The Assets being acquired are shown at Exhibit A hereto (Asset).

        TL hereby warrants that it has authorized only 10 million shares of the Stock.

        The above exchange is based on TL having no more than 10,000,000 common shares outstanding at the time of the closing as defined in paragraph
        1.3 below. In the event that TL has a Stock split or a reverse Stock split, then the conversion price per 1.1 above per share shall be adjusted according to the Stock split ratio. By way of example, if the Stock is split 5 for 1 (or a reverse split 1 for 5), then the optional conversion price in paragraph 1.1 shall be divided by 5.

1.3 The Closing of the exchange of the respective shares of Common Stock and Assets shall take place on or before August 31, 1999 or at such other time and place as the Parties mutually agree upon in writing (which time and place are designated as the "Closing Date"). At the Closing, TL shall. deliver to GOCA, certificates representing the respective number of shares of the Stock, together with a Stock power transferring the title of the Stock to GOCA. GOCA shall deliver to TL the BANNER Assets listed at Exhibit A hereto.

1.4 This Agreement is subject to the approval of the. Board of Directors of both GOCA and TL and said approval or disapproval shall be voted upon no later that August 24, 1999 by either party.

1.5     [Omitted]

1.6 TL agrees to provide GOCA with banner placement services equal to amount not less than 10% of the available, sellable, unused capacity of GoBanner. TL reserves the right to defer banner placement obligations to NEW BANNER CO if banners relate to companies not having content compatible to TL's "family orientated" focus


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2        Representations and Warranties of TL

         Except as expressly set forth in any Schedule of Exceptions furnished to GOCA with respect to the subparagraphs hereof TL hereby represents and warrants to GOCA the following:

2.1 Organization: Good standing and Qualification; TL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all. requisite corporate power and authority to carry on its business as now conducted. TL is duly qualified to transact business and is in good standing in each jurisdiction in which the failures to qualify would have material adverse effect on its business or properties.

2.2 Capitalization: The authorized capital of TL consists of 10,000,000 shares authorized of Common Stock, par value $.001 per share,

2.3      Subsidiaries. TL currently has no subsidiaries.

2.4 Authorization: All corporate action on the part of TL necessary for the authorization, execution and delivery of this Agreement, and the performance or all obligations of TL hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of TL enforceable in accordance with its terms.

         Valid Issuance of Common Stock:

(i) The Stock which is being exchanged by TL for the Assets of BANNER hereunder, when delivered in accordance with the terms hereof for the consideration expressed herein, will be issued in compliance with all applicable federal and state laws.

(ii) The outstanding shares of Stock are duly and validly authorized and issued fully paid and non-assessable.

2.6 Governmental Consents: No consent, approval order or authorization or registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority on the part of TL is required in connection with the consummation of the transactions contemplated by this Agreement.

2.7 Litigation: There is no action, suit proceeding or investigation currently threatened against TL which questions the validity of this Agreement or the right of TL to enter into it, or to consummate the transactions contemplated hereby, or which might result in the aggregate in any material adverse changes in the Assets, condition, affairs or prospects of TL. TL is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court of government agency or instrumentality.

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2.8      Disclosure: TL has fully provided GOCA with all the information, which the Parties have requested, for deciding whether to exchange the Stock for the Assets of BANNER.

2.9 Corporate Documents: The Articles of incorporation and Bylaws of TL and the Certificate of Determination for the Common Stock are in the form previously provided to the Parties.

2.10 Title of Property and Assets: TL owns its property and Assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and which do not materially impair TL's ownership or use of such property or Assets except as reflected on the financial statements described in Section 2.11 below.

2.11 Insurance: TL does not maintain any insurance as of the date of this Agreement.

2.12 Labor Agreements and Actions: TL is not bound by or subject to (and none of its Assets or properties is bound by or subject to) any written, oral contracts, commitment of arrangement with any labor union, and no labor Union has requested or, to the knowledge of TL, has sought to represent any of the employees, representatives or agents of TL.

2.13 Good Title: TL is the issuer of the shares of Stock pursuant hereto and shall bear the legend on said certificates as Rule 144 Stock. TL shall issue said shares free and clear of any liens, claims or encumbrances (other than the Rule 144 legend) of any kind whatsoever.

2.14 Absence of Undisclosed Liabilities: TL has no material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements.

2.15 Tax Returns and Audits: TL has filed, or shall. have filed by the Closing dated, all income, franchise and other tax returns and reports of every nature required to be filed by accurately reflecting any and all net operating losses tax credit carryovers and carrybacks, and taxes owing to the Unites States or any other government or any subdivision thereof domestic or foreign, state of local, or any other taxing authority, and has paid in full all taxes shown on said returns to be due and owing. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against TL, with respect to any taxable periods ending on or before the Closing, other than tax deficiencies relating solely to an election (or deemed election.) pursuant to Section 338 of Internal Revenue Code of 1986, as amended with respect to the exchange of Assets for shares or Stock of TL or other transfer of ownership of TL occurring on or prior to the closing which GOCA hereto agrees shall not be treated as a liability of TL or a breach of or a misstatement in any representation or warranty of TL made herein

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3        Representations and Warranties of GOCA

3.1 Organization: Good standing and qualification; GOCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.. TL is duly qualified to transact business and is in good standing in each jurisdiction in which the failures to qualify would have material adverse effect on its business or properties.

3.2 Capitalization: The authorized capital of GOCA consists of 20,000,000 shares authorized of Common Stock, par value $.001 per share. GOCA has no Preferred Stock.

3.3 Authorization: All corporate action on the part of GOCA necessary for the authorization, execution and delivery of this Agreement, and the performance or all obligations of GOCA hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of GOCA enforceable in accordance with its terms.

3.4 Governmental Contents: No consent, approval order or authorization or registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority on the part of GOCA is required in connection with the consummation of the transactions contemplated by this Agreement.

3.5 Litigation There is no action, suit proceeding or investigation currently threatened against GOCA which questions the validity of this Agreement or the right of GOCA to enter into it, or to consummate the transactions contemplated hereby, or which might result in the aggregate in any material adverse changes in the Assets, condition, affairs or prospects of GOCA. GOCA is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court of government agency or instrumentality.

3.6 Disclosure: GOCA has fully provided TL with all the information, which the TL has requested, for deciding whether to exchange the Stock for the Assets of BANNER.

3.7 Title of Property and Assets: GOCA owns the Banner Assets free and clear of all mortgages, liens, loans and encumbrances.

3.8      Changes.-

         GOCA shall inform TL in the event there are any material changes to the BANNER Assets or the values therein at the time of the Closing.

3.9 Good Title: GOCA is the owner of BANNER Assets. GOCA shall deliver said Assets free and clear of any liens, claims or encumbrances of any kind whatsoever.

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4        Conditions of the Obligation of TL at Closing

         The obligations of TL under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 Representations and Warranties of TL: the representations and warranties of TL contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance by TL: TL shall have conformed with all. agreements, obligations and conditions contained in the Agreement to which it is subject on or before Closing.

5        Conditions of the Obligations of GOCA at Closing.

         The obligations of GOCA under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 Representations and Warranties of GOCA: The representations and warranties of GOCA contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Performance by GOCA: GOCA shall. have conformed with all agreements, obligations aid conditions contained in the Agreement to which it is subject on or before Closing.

6        Survival of Representations and Warranties and Indemnification

6.1 Survival of Representations and Warranties: Notwithstanding the Closing of this Agreement, the representations and warranties of TL And GOCA contained in this Agreement shall survive the Closing until the date one (1) year after the date of the Closing, provided however that as to any breach, or misstatement in, any misrepresentation or warranty as to which GOCA has given notice to TL or TL has given notice to GOCA on or prior to the expiration or such (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

6.2 Indemnification by TL: TL covenants and agrees to hold GOCA harmless from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or indirectly by GOCA (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of a material misstatement in, any one or more of the representations or warranties of TL made in or pursuant to this Agreement. Notwithstanding any other provision of this Agreement COCA acknowledges and agrees that no representation of TL hereunder or omission from this Agreement or its schedules shall. be deemed materially misleading and no warranty hereunder by TL shall be deemed breached if GOCA has obtained accurate information regarding the matter prior to Closing.

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6.3      Indemnification by GOCA. GOCA covenants and agrees to hold TL harmless from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or indirectly by TL (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of a material misstatement in, any one or more of the representations or warranties made in or pursuant to this Agreement.

6.4 Defense Against Asserted Claims: Many claim or assertion or liability is made by a third party against a party indemnified pursuant to this
         Section 6 (the "Indemnified Party') based on any liability or absence of right which if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto (the "Indemnifying Party") the indemnified party shall with reasonable promptness five to the Indemnified Party written notice of the claim or assertion of liability and request the Indemnifying Party to defend same. The Indemnifying Party shall have the right to defense against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnifying Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fail to use reasonable care in maintaining such defense, the Indemnifying Party shall have the full right to employ counsel for such defense at the expense of the Indemnifying Party. All parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the other with respect to such defense.

7        Miscellaneous
         -------------

7.1 Successors and Assigns: The terms and conditions of this Agreement shall inure to thebenefit and be binding upon the respective successors and assigns of TL and GOCA respectively. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement except as expressly provided in the Agreement.

7.2 Governing Law: The laws of the State of Utah shall govern, the fights and liabilities of the parties to this Agreement and the validity construction and interpretation thereof

7.3 Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Instrument.

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7.4      Titles and Subtitles: The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices: Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United. States Post Office, by registered or certified mail postage prepaid and addressed to the party to be notified at the address indicated for such party in this Agreement which is incorporated herein by reference, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

7.6 Finders Fee: TL will pay a finders fee in connection with this transaction TL hereby represents that this fee is the sole responsibility of TL.

7.7 Expense: Each party shall pay its or his respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8 Joint and Several Liability: Whenever any party undertakes any joint and several covenant, agreement, representation, warranty, waiver and/or other obligation under this agreement, the breach by any party to the joint and several undertaking shall be deemed to be a breach by all parties to the undertaking and any party aggrieved by any such breach way proceed at its sole and absolute discretion against any one or more or all of the parties bound by that joint and several undertaking.

7.9 Amendments and Waivers: Any term of this Agreement may be amended and the observance of any terms of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto,

7.10 Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.11 Review by Independent Counsel: each party, by its signature below, has had the opportunity to have this Agreement reviewed by their own counsel with any comments, recommendations or proposed changes by counsel either incorporated herein or waived.

Tide Lines, LLC.
(A Nevada Limited Liability Company)

By: /s/ Michael J. Daniel
    ----------------------
    Michael J. Daniel, President

Go Call Inc.
(A Delaware Corporation)

By: /s/ Michael Ruge
    ----------------
    Michael Ruge, CEO